Exhibit 99.2

WHOLE FOODS MARKET
WHOLE FOODS MARKET

Colleyville Downs – Dallas / Fort Worth, TX MSA

COASTAL FLATS
SEPHORA
SEPHORA

Downtown Crown – Washington, D.C. MSA

KITE®

QUARTERLY FINANCIAL SUPPLEMENT

Q4 2024

KRG
LISTED
NYSE

© 2025 Kite Realty Group | kiterealty.com

TRADER JOE'S
TRADER JOE'S

Royal Oaks Village II – Houston, TX MSA

publix

Tradition Village Center – Port St. Lucie, FL MSA

Kite Realty Group Trust
Quarterly Financial Supplement as of December 31, 2024
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Fourth Quarter and Full Year 2024 Operating Results and
Provides 2025 Guidance
Indianapolis, Indiana, February 11, 2025 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2024. For the quarters ended December 31, 2024 and 2023, net income attributable to common shareholders was $21.8 million, or $0.10 per diluted share, compared to $8.0 million, or $0.04 per diluted share, respectively. For the years ended December 31, 2024 and 2023, net income attributable to common shareholders was $4.1 million, or $0.02 per diluted share, compared to $47.5 million, or $0.22 per diluted share, respectively. Net income for the year ended December 31, 2024 was driven by a $66.2 million impairment charge associated with an asset that remains classified as held for sale as of December 31, 2024. Excluding the impairment charge, net income for the year ended December 31, 2024 would have been $70.3 million, or $0.32 per diluted share.
Leased approximately 5.0 million square feet in 2024 at 12.8% comparable blended cash leasing spreads
2024 Same Property NOI increased 4.8% in the fourth quarter and 3.0% on a year-over-year basis
Increased ABR per square foot to $21.15
Improved Net Debt to Adjusted EBITDA to 4.7x
Company provides initial 2025 outlook
“Looking back at 2024, I could not be prouder of what the KRG team was able to accomplish,” said John A. Kite, Chairman and CEO. “We achieved all-time high leasing volumes, improved our long-term embedded growth profile, further fortified our pristine balance sheet, and outperformed our original guidance. Looking forward to 2025, I have never had more conviction as it relates to KRG’s readiness to seize on a spectrum of opportunities that are currently in front of us. We will continue to capitalize on the strong demand to re-lease recently recaptured space while simultaneously setting in motion a series of initiatives to redefine our portfolio and longer-term growth profile.”
Fourth Quarter 2024 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $119.5 million, or $0.53 per diluted share.
▪Generated Core FFO of the Operating Partnership of $115.8 million, or $0.52 per diluted share.
▪Same Property Net Operating Income (NOI) increased by 4.8%.
▪Executed 170 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 12.5% on 121 comparable leases, including 23.6% on 23 comparable new leases, 14.4% on 69 comparable non-option renewals, and 6.8% on 29 comparable option renewals.
▪Cash leasing spreads of 16.9% on a blended basis for comparable new and non-option renewal leases.

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▪Operating retail portfolio annualized base rent (ABR) per square foot of $21.15 at December 31, 2024, a 2.2% increase year-over-year.
▪Retail portfolio leased percentage of 95.0% at December 31, 2024, a 110-basis point increase year-over-year.
▪Portfolio leased-to-occupied spread at period end of 240 basis points, which represents $27.3 million of signed-not-open NOI.
Full Year 2024 Highlights
▪Generated NAREIT FFO of the Operating Partnership of $463.7 million, or $2.07 per diluted share, which represents a 2.0% year-over-year increase.
▪Generated Core FFO of the Operating Partnership of $443.9 million, or $1.99 per diluted share, which represents a 4.7% year-over-year increase.
▪Same Property NOI increased by 3.0%.
▪Executed 720 new and renewal leases representing approximately 5.0 million square feet at comparable cash spreads of 12.8%.
▪Cash leasing spreads of 19.9% on a blended basis for comparable new and non-option renewal leases.
▪Executed 22 new anchor leases at a blended comparable cash leasing spread of 36.7%.
▪New anchor leasing activity included 19 different retailers and increased our percentage of ABR from properties with a grocery component to 80.0%.
Fourth Quarter 2024 Capital Allocation Activity
▪Subsequent to quarter end, acquired Village Commons (Miami MSA), a 170,976 square foot Publix-anchored center, for $68.4 million.
Fourth Quarter 2024 Balance Sheet Overview
▪As of December 31, 2024, the Company’s net debt to Adjusted EBITDA was 4.7x.
▪As previously announced, closed on an amended $1.1 billion unsecured revolving credit facility and an amended $250 million unsecured term loan facility. The term of the unsecured revolving credit facility was extended three years and now matures on October 3, 2028 with the option to further extend such maturity date by either one 1-year period or up to two 6-month periods. In addition, the amended credit facility provides the Company with the ability to obtain more favorable pricing in certain circumstances when the Company’s total leverage ratio meets defined targets. The interest rate margin on the unsecured term loan facility was reduced to a rate of Adjusted Term SOFR plus a margin ranging from 0.75% to 1.60% (from 2.00% to 2.50% previously) or a base rate plus a margin ranging from 0.00% to 0.60%.
Dividend
On February 10, 2025, the Company’s Board of Trustees declared a first quarter 2025 dividend of $0.27 per common share, which represents an 8.0% year-over-year increase. The first quarter dividend will be paid on or about April 16, 2025, to shareholders of record as of April 9, 2025.
2025 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.45 to $0.51 per diluted share in 2025, NAREIT FFO of $2.02 to $2.08 per diluted share, and Core FFO of $1.98 to $2.04 per diluted share, based, in part, on the following assumptions:
▪2025 Same Property NOI range of 1.25% to 2.25%.
▪Full-year credit disruption of 1.95% of total revenues at the midpoint, inclusive of a 0.85% general bad debt reserve and a 1.10% impact from anchor bankruptcies.
▪Interest expense, net of interest income, of $122.0 million at the midpoint.

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The following table reconciles the Company’s 2025 net income guidance range to the Company’s 2025 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.45	$0.51
Depreciation and amortization	1.57	1.57
NAREIT FFO	$2.02	$2.08
Non-cash items	(0.04)	(0.04)
Core FFO	$1.98	$2.04
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Wednesday, February 12, 2025, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Fourth Quarter 2024 Webcast. The dial-in registration link is: KRG Fourth Quarter 2024 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group Trust (NYSE: KRG), a real estate investment trust (REIT), is a premier owner and operator of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, makes the KRG portfolio an ideal platform for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2024, the Company owned interests in 179 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.7 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God,

iii

climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; whether our current development projects and new development opportunities will benefit from our favorable cost of debt, below-target leverage and higher levels of free cash flow; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

iv

Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Jefferies LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Ms. Linda Tsai
(317) 713-7780	(216) 737-7510	(212) 778-8011
thenshaw@kiterealty.com	wgolladay@rwbaird.com	ltsai@jefferies.com

Matt Hunt	Bank of America/Merrill Lynch	J.P. Morgan
Director, Capital Markets and IR	Mr. Jeffrey Spector	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7646	(646) 855-1363	(212) 622-6689/(212) 622-6416
mhunt@kiterealty.com	jeff.spector@bofa.com	michael.w.mueller@jpmorgan.com/
hongliang.zhang@jpmorgan.com

Transfer Agent	BTIG	KeyBanc Capital Markets
Broadridge Financial Solutions	Mr. Michael Gorman	Mr. Todd Thomas
Ms. Kristen Tartaglione	(212) 738-6138	(917) 368-2286
2 Journal Square, 7th Floor	mgorman@btig.com	tthomas@keybanccm.com
Jersey City, NJ 07306
(201) 714-8094	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com
Stock Specialist
GTS	Compass Point Research & Trading, LLC	Raymond James
545 Madison Avenue, 15th Floor	Mr. Floris van Dijkum	Mr. RJ Milligan
New York, NY 10022	(646) 757-2621	(727) 567-2585
(212) 715-2830	fvandijkum@compasspointllc.com	rjmilligan@raymondjames.com

	Green Street	Wells Fargo
	Ms. Paulina Rojas Schmidt	Mr. James Feldman/Ms. Dori Kesten
	(949) 640-8780	(212) 215-5328/(617) 603-4233
	projasschmidt@greenstreet.com	james.feldman@wellsfargo.com/
dori.kesten@wellsfargo.com

4th Quarter 2024 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
Summary Financial Results	2024	2023	2024	2023

Total revenue (page 4)	$214,716	$200,276	$841,842	$823,004
Net income attributable to common shareholders (page 4)	$21,824	$7,979	$4,071	$47,498
Net income per diluted share (page 4)	$0.10	$0.04	$0.02	$0.22
Net operating income (NOI) (page 6)	$159,429	$151,917	$619,685	$608,254
Adjusted EBITDA (page 6)	$146,321	$138,073	$571,790	$556,478
NAREIT Funds From Operations (FFO) (page 7)	$119,470	$111,094	$463,723	$453,337
NAREIT FFO per diluted share (page 7)	$0.53	$0.50	$2.07	$2.03
Core FFO (page 7)	$115,780	$105,211	$443,890	$424,569
Core FFO per diluted share (page 7)	$0.52	$0.47	$1.99	$1.90
Dividend payout ratio (as % of NAREIT FFO)	49%	48%	49%	47%

	Three Months Ended
Summary Operating and Financial Ratios	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023

NOI margin (page 6)	74.6%		74.5%		73.8%		73.8%		76.2%
NOI margin – retail (page 6)	75.1%		75.2%		74.3%		74.4%		76.5%
Same Property NOI performance (page 5)	4.8%		3.0%		1.8%		1.8%		2.8%
Total property NOI performance (page 5)	4.9%		1.2%		0.1%		1.3%		2.0%
Net debt to Adjusted EBITDA, current quarter (page 9)	4.7x		4.9x		4.8x		5.1x		5.1x
Recovery ratio of retail operating properties (page 6)	92.1%		91.2%		91.6%		91.6%		92.2%
Recovery ratio of consolidated portfolio (page 6)	87.4%		86.6%		87.8%		86.9%		87.4%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	223,859,664		223,626,166		223,361,957		223,310,866		222,961,297

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)(1)	179		179		178		180		180
Office and other components	12		11		11		11		11
Development and redevelopment projects (page 13)	2		3		2		2		2
Owned retail operating gross leasable area (GLA)(2) (page 14)	27.7	M	27.7	M	27.6	M	28.1	M	28.1	M
Owned office GLA	1.5	M	1.4	M	1.4	M	1.4	M	1.4	M
Number of multifamily units(3)(4)	1,405		1,405		1,405		1,405		1,672
Percent leased – total	94.2%		94.6%		94.3%		93.8%		93.7%
Percent leased – retail	95.0%		95.0%		94.8%		94.0%		93.9%
Anchor	97.1%		97.0%		96.8%		95.9%		95.5%
Small shop	91.2%		91.2%		90.8%		90.5%		90.8%

Annualized base rent (ABR) per square foot	$21.15		$21.01		$20.90		$20.84		$20.70

Total new and renewal lease GLA (page 16)	1,214,390		1,651,986		1,153,766		968,681		1,290,090
New lease cash rent spread (page 16)	23.6%		24.9%		34.8%		48.1%		43.0%
Non-option renewal lease cash rent spread (page 16)	14.4%		11.9%		14.3%		12.2%		9.2%
Option renewal lease cash rent spread (page 16)	6.8%		7.7%		6.0%		5.3%		7.6%
Total new and renewal lease cash rent spread (page 16)	12.5%		11.1%		15.6%		12.8%		14.5%

2025 Guidance	Current (as of 2/11/25)

NAREIT FFO per diluted share	$2.02 to $2.08
Core FFO per diluted share	$1.98 to $2.04
(1)Excludes one operating retail property classified as held for sale as of December 31, 2024.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(3)Represents the number of multifamily units that the Company has an economic interest in.
(4)On January 31, 2024, the joint venture that owned Glendale Center Apartments in the Indianapolis MSA sold the 267-unit property to a third party.

4th Quarter 2024 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
Assets:
Investment properties, at cost	$7,634,191	$7,740,061
Less: accumulated depreciation	(1,587,661)	(1,381,770)
Net investment properties	6,046,530	6,358,291

Cash and cash equivalents	128,056	36,413
Tenant and other receivables, including accrued straight-line rent of $67,377 and $55,482, respectively	125,768	113,290
Restricted cash and escrow deposits	5,271	5,017
Deferred costs, net	238,213	304,171
Short-term deposits	350,000	—
Prepaid and other assets	104,627	117,834
Investments in unconsolidated subsidiaries	19,511	9,062
Assets associated with investment property held for sale	73,791	—
Total assets	$7,091,767	$6,944,078

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,226,930	$2,829,202
Accounts payable and accrued expenses	202,651	198,079
Deferred revenue and other liabilities	246,100	272,942
Liabilities associated with investment property held for sale	4,009	—
Total liabilities	3,679,690	3,300,223

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	98,074	73,287

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,667,067 and 219,448,429 shares issued and outstanding at December 31, 2024 and 2023, respectively	2,197	2,194
Additional paid-in capital	4,868,554	4,886,592
Accumulated other comprehensive income	36,612	52,435
Accumulated deficit	(1,595,253)	(1,373,083)
Total shareholders’ equity	3,312,110	3,568,138
Noncontrolling interests	1,893	2,430
Total equity	3,314,003	3,570,568
Total liabilities and equity	$7,091,767	$6,944,078

4th Quarter 2024 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Rental income	$209,965	$197,257	$826,548	$810,146
Other property-related revenue	4,310	2,521	10,631	8,492
Fee income	441	498	4,663	4,366
Total revenue	214,716	200,276	841,842	823,004

Expenses:
Property operating	29,200	25,768	113,601	107,958
Real estate taxes	25,646	22,093	103,893	102,426
General, administrative and other	13,549	14,342	52,558	56,142
Depreciation and amortization	97,009	102,898	393,335	426,361
Impairment charges	—	—	66,201	477
Total expenses	165,404	165,101	729,588	693,364

Gain (loss) on sales of operating properties, net	—	133	(864)	22,601

Operating income	49,312	35,308	111,390	152,241
Other (expense) income:
Interest expense	(32,706)	(27,235)	(125,691)	(105,349)
Income tax benefit (expense) of taxable REIT subsidiaries	186	(449)	(139)	(533)
Loss on extinguishment of debt	(180)	—	(180)	—
Equity in earnings (loss) of unconsolidated subsidiaries	43	206	(1,158)	33
Gain on sale of unconsolidated property, net	—	—	2,325	—
Other income, net	5,575	334	17,869	1,991
Net income	22,230	8,164	4,416	48,383
Net income attributable to noncontrolling interests	(406)	(185)	(345)	(885)
Net income attributable to common shareholders	$21,824	$7,979	$4,071	$47,498

Net income per common share – basic and diluted	$0.10	$0.04	$0.02	$0.22

Weighted average common shares outstanding – basic	219,666,445	219,407,927	219,614,149	219,344,832
Weighted average common shares outstanding – diluted	220,314,836	219,795,602	219,727,496	219,728,283

4th Quarter 2024 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change

Number of properties in Same Property Pool for the period(1)	177	177		177	177

Leased percentage at period end	95.0%	94.2%	95.0%	94.2%
Economic occupancy percentage at period end	92.5%	91.3%	92.5%	91.3%
Economic occupancy percentage(2)	92.4%	91.2%	91.6%	92.0%

Minimum rent	$154,433	$148,183		$604,778	$588,497
Tenant recoveries	42,552	36,695		166,902	157,236
Bad debt reserve	(1,547)	(1,658)		(5,246)	(4,178)
Other income, net	3,743	3,664		10,913	11,083
Total revenue	199,181	186,884		777,347	752,638

Property operating	(25,408)	(23,205)		(98,900)	(93,347)
Real estate taxes	(24,763)	(21,561)		(99,624)	(97,500)
Total expenses	(50,171)	(44,766)		(198,524)	(190,847)

Same Property NOI	$149,010	$142,118	4.8%	$578,823	$561,791	3.0%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$149,010	$142,118		$578,823	$561,791
Net operating income – non-same activity(3)	10,419	9,799		40,862	46,463
Total property NOI	159,429	151,917	4.9%	619,685	608,254	1.9%
Other income, net	6,245	589		21,235	5,857
General, administrative and other	(13,549)	(14,342)		(52,558)	(56,142)
Loss on extinguishment of debt	(180)	—		(180)	—
Impairment charges	—	—		(66,201)	(477)
Depreciation and amortization	(97,009)	(102,898)		(393,335)	(426,361)
Interest expense	(32,706)	(27,235)		(125,691)	(105,349)
Gain (loss) on sales of operating properties, net	—	133		(864)	22,601
Gain on sale of unconsolidated property, net	—	—		2,325	—
Net income attributable to noncontrolling interests	(406)	(185)		(345)	(885)
Net income attributable to common shareholders	$21,824	$7,979		$4,071	$47,498
(1)Same Property NOI excludes the following:
▪properties acquired or placed in service during 2023 and 2024;
▪The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023;
▪our active development and redevelopment projects at The Corner – IN and One Loudoun Expansion noted on page 13;
▪Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively;
▪properties sold or classified as held for sale during 2023 and 2024; and
▪office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.

4th Quarter 2024 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Revenue:
Minimum rent(1)	$154,233	$151,937	$151,116	$150,598	$147,773
Minimum rent – ground leases	10,750	10,758	10,492	10,447	10,482
Tenant reimbursements	44,058	42,453	44,422	43,577	37,693
Bad debt reserve	(1,755)	(1,468)	(1,544)	(589)	(1,452)
Other property-related revenue(2)	3,843	1,402	2,701	841	2,107
Overage rent	2,680	1,253	1,350	1,780	2,761
Total revenue	213,809	206,335	208,537	206,654	199,364

Expenses:
Property operating – recoverable(3)	24,913	23,961	24,257	23,763	21,218
Property operating – non-recoverable(3)	3,972	3,469	4,005	4,009	4,297
Real estate taxes	25,495	25,083	26,350	26,373	21,932
Total expenses	54,380	52,513	54,612	54,145	47,447

NOI	159,429	153,822	153,925	152,509	151,917

Other (expense) income:
General, administrative and other	(13,549)	(13,259)	(12,966)	(12,784)	(14,342)
Fee income	441	455	3,452	315	498
Total other (expense) income	(13,108)	(12,804)	(9,514)	(12,469)	(13,844)

Adjusted EBITDA	146,321	141,018	144,411	140,040	138,073

Impairment charges	—	—	(66,201)	—	—
Depreciation and amortization	(97,009)	(96,656)	(99,291)	(100,379)	(102,898)
Interest expense	(32,706)	(31,640)	(30,981)	(30,364)	(27,235)
Equity in earnings (loss) of unconsolidated subsidiaries	43	(607)	(174)	(420)	206
Gain on sale of unconsolidated property, net	—	—	—	2,325	—
Income tax benefit (expense) of taxable REIT subsidiaries	186	(35)	(132)	(158)	(449)
Loss on extinguishment of debt	(180)	—	—	—	—
Interest income	5,453	4,333	4,364	3,739	508
Other income (expense), net	122	38	(69)	(111)	(174)
Gain (loss) on sales of operating properties, net	—	602	(1,230)	(236)	133
Net income (loss)	22,230	17,053	(49,303)	14,436	8,164
Net (income) loss attributable to noncontrolling interests	(406)	(324)	665	(280)	(185)
Net income (loss) attributable to common shareholders	$21,824	$16,729	$(48,638)	$14,156	$7,979

NOI/Revenue – Retail properties	75.1%	75.2%	74.3%	74.4%	76.5%
NOI/Revenue	74.6%	74.5%	73.8%	73.8%	76.2%
Recovery Ratios(4)
– Retail properties	92.1%	91.2%	91.6%	91.6%	92.2%
– Consolidated	87.4%	86.6%	87.8%	86.9%	87.4%
(1)Minimum rent includes $0.2 million, $0.8 million, $0.8 million, $2.0 million, and $59,000 of lease termination income for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.
(2)Other property-related revenue also includes the net operating results of Eddy Street Parking Garage and Union Station Parking Garage.
(3)Recoverable expenses include recurring G&A expense of $4.0 million allocable to the property operations in the three months ended December 31, 2024, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

4th Quarter 2024 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$22,230	$8,164	$4,416	$48,383
Less: net income attributable to noncontrolling interests in properties	(76)	(56)	(280)	(257)
Less/add: (gain) loss on sales of operating properties, net	—	(133)	864	(22,601)
Less: gain on sale of unconsolidated property, net	—	—	(2,325)	—
Add: impairment charges	—	—	66,201	477
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	97,316	103,119	394,847	427,335
FFO of the Operating Partnership(1)	119,470	111,094	463,723	453,337
Less: Limited Partners’ interests in FFO	(2,150)	(1,708)	(7,889)	(6,447)
FFO attributable to common shareholders(1)	$117,320	$109,386	$455,834	$446,890
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.50	$2.08	$2.04
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.50	$2.07	$2.03

Weighted average common shares outstanding – basic	219,666,445	219,407,927	219,614,149	219,344,832
Weighted average common shares outstanding – diluted	219,791,253	219,795,602	219,727,496	219,728,283

Weighted average common shares and units outstanding – basic	223,694,733	222,827,090	223,416,919	222,514,956
Weighted average common shares and units outstanding – diluted	223,819,541	223,214,765	223,530,266	222,898,407

Reconciliation of NAREIT FFO to Core FFO
FFO of the Operating Partnership(1)	$119,470	$111,094	$463,723	$453,337
Add:
Amortization of deferred financing costs	1,672	924	4,650	3,609
Non-cash compensation expense and other	2,832	2,589	11,276	11,063
Less:
Straight-line rent – minimum rent and common area maintenance	2,023	2,087	12,085	11,820
Market rent amortization income	3,160	2,798	10,082	12,117
Amortization of debt discounts, premiums and hedge instruments	3,011	4,511	13,592	19,503
Core FFO of the Operating Partnership	$115,780	$105,211	$443,890	$424,569
Core FFO per share of the Operating Partnership – diluted	$0.52	$0.47	$1.99	$1.90

Reconciliation of Core FFO to Adjusted Funds From Operations (“AFFO”)
Core FFO of the Operating Partnership	$115,780	$105,211	$443,890	$424,569
Less:
Maintenance capital expenditures	7,004	13,514	25,754	26,869
Tenant-related capital expenditures(2)	17,204	26,875	90,938	92,274
Total Recurring AFFO of the Operating Partnership	$91,572	$64,822	$327,198	$305,426
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

4th Quarter 2024 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of December 31, 2024
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$14,600	2%	$292	$—
One Loudoun – Pads G&H Residential	95,095	10%	9,509	840
Total	$109,695		$9,801	$840

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly Adjusted EBITDA	KRG Share of Quarterly Adjusted EBITDA Annualized

Three Property Retail Portfolio	415,966	—	$51,890	20%	$10,378	$5,951	$321	$1,284
Glendale Center Apartments(2)	—	—	—	11.5%	—	536	—	—
Embassy Suites at Eddy Street Commons(3)	—	—	—	35%	—	9,514	634	2,536
The Corner (development)	24,000	285	68,382	50%	34,191	1,010	145	580
Other investments	—	—	—	—%	—	2,500	34	136
Total	439,966	285	$120,272		$44,569	$19,511	$1,134	$4,536
(1)Economic ownership % represents the partner’s share of cash flow.
(2)On January 31, 2024, the joint venture sold the property to a third party. The Company recorded a $2.3 million gain on sale of unconsolidated property representing its 11.5% share of the gain on sale.
(3)In July 2024, the joint venture repaid the outstanding debt with the Company contributing $10.2 million representing its 35% share of the debt repaid.

4th Quarter 2024 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of December 31, 2024
(dollars in thousands)

Senior Unsecured Notes Covenants
	December 31, 2024	Debt Covenant Threshold(1)

Total debt to undepreciated assets	36%	<60%

Secured debt to undepreciated assets	2%	<40%

Undepreciated unencumbered assets to unsecured debt	288%	>150%

Debt service coverage	4.6x	>1.5x

Unsecured Credit Facility Covenants
	December 31, 2024	Debt Covenant Threshold(1)

Maximum leverage	33%	<60%

Minimum fixed charge coverage	4.1x	>1.5x

Secured indebtedness	2.2%	<45%

Unsecured debt interest coverage	4.2x	>1.75x

Unsecured leverage	31%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Positive
Moody's Investors Service	Baa2/Stable
Standard & Poor's Rating Services	BBB/Stable

Liquidity

Cash, cash equivalents and short-term deposits	$478,056
Availability under unsecured credit facility	1,100,000
	$1,578,056

Unencumbered NOI as a % of Total NOI	95%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Mortgage and other indebtedness, net		$3,226,930
Add: Company share of unconsolidated joint venture debt		44,569
Add: debt discounts, premiums and issuance costs, net		1,255
Less: Partner share of consolidated joint venture debt		(9,801)
Company's consolidated debt and share of unconsolidated debt		3,262,953
Less: cash, cash equivalents, restricted cash and short-term deposits		(485,280)
Company share of Net Debt		$2,777,673

Q4 2024 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$585,284
– Unconsolidated Adjusted EBITDA(2)	4,536
– Minority interest Adjusted EBITDA(2)	(840)	588,980
Ratio of Company share of Net Debt to Adjusted EBITDA		4.7x
(2)See page 8 for details.

4th Quarter 2024 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of December 31, 2024
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$3,058,585	94%	4.08%	4.4
Variable rate debt(2)	169,600	5%	7.64%	1.7
Debt discounts, premiums and issuance costs, net	(1,255)	N/A	N/A	N/A
Total consolidated debt	3,226,930	99%	4.27%	4.3
KRG share of unconsolidated debt	44,569	1%	6.46%	4.0
Total	$3,271,499	100%	4.30%	4.3

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt		Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2025	$5,248	$—	$430,000		$435,248	$—	$435,248
2026	4,581	—	550,000		554,581	—	554,581
2027	3,120	10,600	250,000		263,720	—	263,720
2028	3,757	—	350,000	(3)	353,757	10,378	364,135
2029	4,324	—	400,000		404,324	—	404,324
2030 and beyond	23,767	92,788	1,100,000		1,216,555	34,191	1,250,746
Debt discounts, premiums and issuance costs, net	—	909	(2,164)		(1,255)	—	(1,255)
Total	$44,797	$104,297	$3,077,836		$3,226,930	$44,569	$3,271,499
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of December 31, 2024, $700.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 0.9 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of December 31, 2024, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 0.7 years.
(3)Assumes the Company exercises its option to extend the maturity date of the $250.0 million unsecured term loan by one year to 2028.

Debt Maturity Profile as of December 31, 2024
800M
700M
600M
500M
400M
300M
200M
100M
0M
$430.0
$150.0
$400.0
$250.0
$36.3
$250.0
$100.0
$10.4
$300.0
$100.0
$34.2
$400.0
$5.7
$350.0
$7.9
$3.2
$95.1
$350.0
2025(a)
2026
2027
2028
2029
2030
2031
2032
2033
2034+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(a)Proceeds from the August 2024 issuance of $350.0 million aggregate principal amount of 4.95% senior unsecured notes due 2031 are expected to be used to satisfy the $350.0 million senior unsecured notes due 2025.

4th Quarter 2024 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of December 31, 2024
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of December 31, 2024	% of Total Outstanding

Senior Unsecured Notes	4.00%	3/15/2025	$350,000
Senior Unsecured Notes(2)	SOFR + 365	9/10/2025	80,000
2025 Debt Maturities	4.69%		430,000	13%

Unsecured Term Loan(3)	2.73%	7/17/2026	150,000
Senior Unsecured Notes	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	10/1/2026	300,000
2026 Debt Maturities	3.67%		550,000	17%

Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	21,681
Delray Marketplace(4)	SOFR + 215	8/4/2027	14,600
Senior Unsecured Notes(2)	SOFR + 375	9/10/2027	75,000
2027 Debt Maturities	3.17%		286,281	9%

Unsecured Term Loan(5)	3.94%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	12/28/2028	100,000
2028 Debt Maturities	4.03%		350,000	11%

Senior Unsecured Notes	4.82%	6/28/2029	100,000
Unsecured Term Loan(6)	3.72%	7/29/2029	300,000
Unsecured Credit Facility(7)	SOFR + 115	10/3/2029	—
2029 Debt Maturities	3.99%		400,000	12%

Rampart Commons	5.73%	6/10/2030	5,676
Senior Unsecured Notes	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	7,930
Senior Unsecured Notes	4.95%	12/15/2031	350,000
Nora Plaza Shops	3.80%	2/1/2032	3,203
One Loudoun – Pads G&H Residential	5.36%	5/1/2033	95,095
Senior Unsecured Notes(8)	4.60%	3/1/2034	350,000
2030 and beyond Debt Maturities	4.81%		1,211,904	37%
Debt discounts, premiums and issuance costs, net			(1,255)
Total debt per consolidated balance sheet	4.27%		$3,226,930	99%

KRG share of unconsolidated debt
Three Property Retail Portfolio	4.09%	7/1/2028	$10,378
The Corner (development)(9)	SOFR + 286	3/4/2029	34,191
Total KRG share of unconsolidated debt	6.46%		44,569	1%
Total consolidated and KRG share of unconsolidated debt	4.30%		$3,271,499
(1)At December 31, 2024, daily SOFR was 4.49%, one-month SOFR was 4.33%, and three-month SOFR was 4.05%.
(2)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(3)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.05% based on the Company’s current credit rating.
(4)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(5)Assumes the Company exercises its option to extend the maturity date by one year to 2028. Term loan is hedged to a fixed rate of 2.99% plus a credit spread of 0.95% based on the Company’s current credit rating until October 24, 2025. Term loan interest rate reverts back to a floating rate of SOFR plus 0.95% from October 24, 2025 to the initial maturity date of October 24, 2027.
(6)Term loan is hedged to a fixed rate of 2.47% through August 1, 2025. Term loan interest rate reverts back to a floating rate of SOFR from August 1, 2025 to the maturity date of July 29, 2029. In addition to the indicated rate, a credit spread of 1.25% is applicable across both time periods based on the Company’s current credit rating.
(7)Assumes the Company exercises its option to extend the maturity date by one year to 2029.
(8)Interest rate reflects the impact of forward-starting interest rate swaps that fixed the underlying index on a portion of the outstanding principal prior to the issuance of the unsecured notes.
(9)The Corner (development) includes three loans with varying rates and maturity dates. As of December 31, 2024, the loans had a weighted average interest rate of 7.17% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of December 31, 2024.

4th Quarter 2024 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (“MSA”)	Key Anchor	GLA	Acquisition Price

Parkside West Cobb	August 30, 2024	Atlanta	Sprouts	141,627	$40,125
Village Commons	January 15, 2025	Miami	Publix	170,976	68,400

			Total acquisitions	312,603	$108,525

Property Dispositions

Property Name	Disposition Date	MSA	Key Anchor	GLA	Sales Price

Ashland & Roosevelt	May 31, 2024	Chicago	Jewel-Osco	104,176	$30,600

Development Transactions

Property Name	Disposition Date	MSA	Transaction	Sales Price

One Loudoun Expansion	December 23, 2024	Washington, D.C./Baltimore	Sale of land parcel and development rights	$7,625

4th Quarter 2024 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs – at KRG's Share	KRG Equity Requirement	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(2)

Active Projects

The Corner – IN(3)	Indianapolis, IN	50%	Q1 2025	24,000	285	$31,900	$—	$—	$1.7M–$1.9M	$1.7M–$1.9M

One Loudoun Expansion(4)	Washington, D.C./Baltimore	100%	Q4 2026	119,000	—	$81.0M–$91.0M	$65.0M–$75.0M	$65.0M–$75.0M	$4.7M–$6.2M	$3.2M–$4.7M

Total				143,000	285	$112.9M–$122.9M	$65.0M–$75.0M	$65.0M–$75.0M	$6.4M–$8.1M	$4.9M–$6.6M

Future Opportunities(5)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun Hotel	Washington, D.C./Baltimore	Potential for 1.7 million square feet remaining following the planned approximately 170-room hotel.
One Loudoun Residential	Washington, D.C./Baltimore	Potential for approximately 1,300 multifamily units remaining following the planned 400 additional multifamily units.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(3)The Company does not have any equity requirements related to this development. Total project costs are at KRG’s share and are net of KRG’s share of a $13.5 million TIF.
(4)KRG’s equity requirement is shown net of 2 over 2 land sale net proceeds of $15.9 million.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

4th Quarter 2024 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – Retail ABR by Region and State as of December 31, 2024
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted Retail ABR(3)	% of Weighted Retail ABR(3)
South
Texas	44	7,493	$157,891	26.7%
Florida	30	3,505	69,218	11.7%
Maryland	8	1,410	35,017	5.9%
North Carolina	8	1,535	33,700	5.7%
Virginia	7	1,107	31,857	5.4%
Georgia	11	1,849	30,581	5.2%
Tennessee	3	580	8,877	1.5%
Oklahoma	3	506	8,148	1.4%
South Carolina	2	262	3,663	0.6%
Total South	116	18,247	378,952	64.1%

West
Washington	10	1,633	31,098	5.3%
Nevada	5	841	28,526	4.8%
Arizona	5	714	16,088	2.7%
California	2	531	12,712	2.2%
Utah	2	388	8,215	1.4%
Total West	24	4,107	96,639	16.4%

Midwest
Indiana	15	1,600	31,558	5.3%
Illinois	7	1,059	22,779	3.9%
Michigan	1	308	6,729	1.1%
Missouri	1	453	4,402	0.7%
Ohio	1	236	2,152	0.4%
Total Midwest	25	3,656	67,620	11.4%

Northeast
New York	7	713	25,563	4.3%
New Jersey	4	339	11,296	1.9%
Massachusetts	1	264	4,761	0.8%
Connecticut	1	206	4,008	0.7%
Pennsylvania	1	136	1,982	0.4%
Total Northeast	14	1,658	47,610	8.1%

Total(4)	179	27,668	$590,821	100.0%
(1)Number of properties represents consolidated and unconsolidated retail properties.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted retail ABR and percent of weighted retail ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.
(4)Excludes one operating retail property classified as held for sale as of December 31, 2024.

4th Quarter 2024 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of December 31, 2024
(dollars in thousands, except per square foot data)
The following table includes the Company’s retail operating properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (13), HomeGoods (11), Homesense (4), T.J. Maxx & HomeGoods combined (2), Sierra (2)	50	1,450	$16,615	2.8%	A	A2

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,447	1.9%	BBB+	A3

3	Ross Stores, Inc.	Ross Dress for Less (32), dd’s DISCOUNTS (1)	33	937	11,333	1.9%	BBB+	A2

4	PetSmart, Inc.		32	657	10,991	1.9%	B+	B1

5	Michaels Stores, Inc.	Michaels	28	631	8,346	1.4%	N/A	N/A

6	Gap Inc.	Old Navy (25), The Gap (3), Athleta (3), Banana Republic (2)	33	448	8,137	1.4%	BB	Ba3

7	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	625	7,956	1.3%	BBB	Baa2

8	Publix Super Markets, Inc.		14	672	6,935	1.2%	N/A	N/A

9	Ulta Beauty, Inc.		28	286	6,303	1.1%	N/A	N/A

10	Total Wine & More		15	355	6,152	1.0%	N/A	N/A

11	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	356	6,041	1.0%	BBB	Baa1

12	Lowe’s Companies, Inc.		6	—	5,838	1.0%	BBB+	Baa1

13	Fitness International, LLC	LA Fitness (5), XSport Fitness (1)	6	241	5,696	1.0%	B	B2

14	Five Below, Inc.		32	291	5,684	1.0%	N/A	N/A

15	BJ’s Wholesale Club, Inc.		3	115	5,515	0.9%	BB+	N/A

16	Petco Health and Wellness Company, Inc.		19	273	5,135	0.9%	B	B3

17	Nordstrom, Inc.	Nordstrom Rack	9	272	5,015	0.8%	BB	Ba2

18	Kohl’s Corporation		7	265	4,980	0.8%	BB-	Ba3

19	The Container Store Group, Inc.		7	151	4,707	0.8%	D	N/A

20	Designer Brands Inc.	DSW Designer Shoe Warehouse	16	313	4,630	0.8%	N/A	N/A

21	KnitWell Group	Chico’s (7), Talbots (7), LOFT (5), Soma (4), Ann Taylor (4), White House Black Market (4)	31	134	4,571	0.8%	N/A	N/A

22	Trader Joe's		11	135	4,521	0.8%	N/A	N/A

23	Burlington Stores, Inc.		10	459	4,412	0.8%	BB+	N/A

24	Sprouts Farmers Market, Inc.		8	222	4,384	0.7%	N/A	N/A

25	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,369	0.7%	N/A	N/A
	Total Top Tenants		451	10,229	$169,713	28.7%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for December 31, 2024, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties, including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

4th Quarter 2024 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q4 2024	48	233,043	23	97,594	$25.32	$31.29	23.6%
New Leases – Q3 2024	63	284,580	35	136,874	24.11	30.11	24.9%
New Leases – Q2 2024	55	372,155	40	219,622	18.39	24.79	34.8%
New Leases – Q1 2024	38	175,087	19	115,295	17.09	25.31	48.1%
Total	204	1,064,865	117	569,385	$20.69	$27.29	31.9%	$75.45

Non-Option Renewals – Q4 2024	93	447,352	69	323,610	$20.67	$23.65	14.4%
Non-Option Renewals – Q3 2024	81	477,515	59	236,747	23.69	26.50	11.9%
Non-Option Renewals – Q2 2024	69	314,899	60	216,422	22.17	25.34	14.3%
Non-Option Renewals – Q1 2024	93	330,966	57	174,284	25.45	28.57	12.2%
Total	336	1,570,732	245	951,063	$22.64	$25.65	13.3%	$2.37

Option Renewals – Q4 2024	29	533,995	29	533,995	$13.24	$14.14	6.8%
Option Renewals – Q3 2024	61	889,891	61	889,891	16.51	17.79	7.7%
Option Renewals – Q2 2024	36	466,712	36	466,712	15.94	16.90	6.0%
Option Renewals – Q1 2024	54	462,628	54	462,628	19.23	20.25	5.3%
Total	180	2,353,226	180	2,353,226	$16.19	$17.27	6.7%	$—

Total – Q4 2024	170	1,214,390	121	955,199	$16.99	$19.11	12.5%
Total – Q3 2024	205	1,651,986	155	1,263,512	18.68	20.75	11.1%
Total – Q2 2024	160	1,153,766	136	902,756	18.03	20.84	15.6%
Total – Q1 2024	185	968,681	130	752,207	20.34	22.95	12.8%
Total	720	4,988,823	542	3,873,674	$18.43	$20.79	12.8%	$11.67
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

4th Quarter 2024 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of December 31, 2024
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail properties as of December 31, 2024.

Retail Operating Portfolio
		Expiring Retail GLA(2)					Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro rata)	Expiring Ground Lease ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2025	423	1,001,732	975,209	$45,580	$2,433	8.1%	$32.54	$13.84	$23.31
2026	494	1,108,332	2,190,581	64,100	4,785	11.7%	31.09	13.90	19.68
2027	538	1,205,945	2,255,715	70,633	5,587	12.9%	32.66	14.02	20.52
2028	562	1,236,450	2,747,997	85,450	6,678	15.6%	35.67	15.06	21.46
2029	562	1,236,206	3,040,465	88,120	3,572	15.5%	35.55	15.40	21.23
2030	323	818,426	1,977,607	50,600	3,942	9.2%	31.12	12.97	18.29
2031	174	469,946	675,597	26,056	2,111	4.8%	33.68	15.29	22.84
2032	180	440,150	1,131,795	30,506	466	5.2%	32.36	14.76	19.69
2033	196	503,675	721,638	29,065	3,778	5.6%	35.44	15.60	23.76
2034	174	375,948	645,475	25,913	2,053	4.7%	38.47	17.81	25.41
Beyond	176	374,406	1,162,612	34,328	5,065	6.7%	37.56	17.54	22.41
	3,802	8,771,216	17,524,691	$550,351	$40,470	100.0%	$33.79	$14.82	$21.15
(1)Lease expirations table reflects rents in place as of December 31, 2024 and does not include option periods; 2025 expirations include 34 month-to-month retail tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of December 31, 2024 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

4th Quarter 2024 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of December 31, 2024
(dollars in thousands)

Cash Net Operating Income (“NOI”)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$159,429	6	Cash, cash equivalents and restricted cash	$133,327	3
Non-cash revenue adjustments	(5,183)		Short-term deposits	350,000	3
Other property-related revenue	(3,843)	6	Tenant and other receivables (net of SLR)	58,391	3
Ground lease (“GL”) revenue	(10,750)	6	Prepaid and other assets	104,627	3
Consolidated Cash Property NOI (excl. GL)	$139,653

Annualized Consolidated Cash Property NOI (excl. ground leases)	$558,612

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$5,750	13	Mortgage and other indebtedness, net	$(3,228,185)	10
Unconsolidated Adjusted EBITDA	4,536	8	Pro rata adjustment for joint venture debt	(34,768)	8
General and administrative expense allocable to property management activities included in property expenses ($4.0 million in Q4)	16,000	6, note 3	Accounts payable and accrued expenses	(202,651)	3
Total Adjustments	26,286		Other liabilities	(246,100)	3
			Projected remaining under construction development/redevelopment(3)	(70,000)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$584,898
Annualized ground lease NOI	43,000
Total Annualized Portfolio Cash NOI(4)	$627,898		Common shares and Units outstanding	223,859,664
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for development projects.
(4)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of December 31, 2024.

4th Quarter 2024 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.
In the FFO per share metrics, the Company excludes the dilutive effect of shares issuable upon the conversion of the Company’s 0.75% exchangeable senior notes maturing in April 2027 (the “Exchangeable Notes”) from the diluted weighted average number of common shares and units outstanding as a result of the Company’s capped call that was entered into concurrently with the issuance of the Exchangeable Notes. The potential dilutive effect of the Exchangeable Notes under the if-converted method is an increase to the diluted weighted average number of common shares and units of 523,583 common shares for the three months ended December 31, 2024. The capped call purchased by the Company offsets this dilution up to a capped price that is currently more than the Company’s share price. Both items have been excluded to reflect that there is no economic dilution to shareholders and unitholders based upon the Company’s current share price.
For purposes of the net income per share metrics, the conversion feature of the Exchangeable Notes and the capped call are required to be considered independently. Therefore, the capped call has been excluded from the calculation of net income per share as it is anti-dilutive.
Core Funds from Operations
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.

4th Quarter 2024 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2024, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at The Corner – IN and One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

4th Quarter 2024 Supplemental Financial and Operating Statistics	20